                                                                   EXHIBIT 10.32

                                                                  CONFORMED COPY

                             SHAREHOLDERS AGREEMENT
                                    BETWEEN
                          EACH OF THE SHAREHOLDERS IN
                             PRIORITY TELECOM N.V.
                                      AND
                     UNITED PAN-EUROPE COMMUNICATIONS N.V.
                                      AND
                             PRIORITY TELECOM N.V.

                                 ALLEN & OVERY
                                    NEW YORK
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                                     INDEX

CLAUSE                                                                                  PAGE
------                                                                                --------
          1.            Article 1: Definitions......................................      2
          2.            Article 2: Conditions.......................................      4
          3.            Article 3: Representations and Warranties...................      4
          4.            Article 4: Supervisory Board and Management Board...........      7
          5.            Article 5: Conduct of Business by the Company...............      8
          6.            Article 6: The IPO..........................................     12
          7.            Article 7: Stock Purchase Option............................     13
          8.            Article 8: Sale of the Company..............................     16
          9.            Article 9: Transfer of Company Shares.......................     17
         10.            Article 10: Valuation of Acquisitions.......................     18
         11.            Article 11: Fees and expenses...............................     19
         12.            Article 12: Notices.........................................     19
         13.            Article 13: Power of Attorney...............................     20
         14.            Article 14: Amendments......................................     20
         15.            Article 15: Saving clause...................................     20
         16.            Article 16: Assignment......................................     21
         17.            Article 17: Annulment, Rescission and Dissolution...........     21
         18.            Article 18: Governing Law and Arbitration...................     21
         19.            Article 19: Counterparts....................................     21
         20.            Article 20: Termination.....................................     21
         21.            Article 21: Succession......................................     21
         22.            Article 22: Beneficiary.....................................     21

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                             SHAREHOLDERS AGREEMENT

    This Shareholders Agreement is made as of this       day of             ,
2000 by and between (1) the shareholder (the "SHAREHOLDER") of Priority Telecom N.V. named on the signature page of this Agreement, (2) United Pan-Europe Communications N.V. ("UPC"), and (3) Priority Telecom N.V. (the "COMPANY").

WHEREAS

(A) UPC, the Company, Priority Acquisition Subsidiary Inc. ("MERGER SUB") and Cignal Global Communications, Inc ("CIGNAL") have entered into that certain First Amended and Restated Agreement and Plan of Merger (the "MERGER AGREEMENT") dated August 11, 2000. The Merger Agreement inter alia contemplates that, subject to the conditions precedent as stated therein, on the Effective Date, Merger Sub will merge with and into Cignal, and in consideration therefore the Company will issue a certain number of new shares in the Company (the "COMPANY SHARES") to the Shareholder, and to the Escrow Agent (as defined below) for the contingent benefit of the Shareholder, upon surrender by the Shareholder to the Company of title of ownership and all certificates representing his entire shareholding in Cignal (the "CIGNAL SHARES"). Such transaction will hereinafter be referred to as the "SHARES EXCHANGE."

(B) On the assumption that and subject to the condition that the Shares Exchange will take place on the Closing Date, the Shareholder and the Company herewith agree that the following terms and conditions will apply to the Shareholder in his/her capacity of holder of the Company Shares and to the holding by him/her of the Company Shares.

IT IS AGREED AS FOLLOWS:

1.  ARTICLE 1: DEFINITIONS

1.1 In this Agreement, capitalised terms not defined herein will unless the context otherwise requires have the meanings ascribed thereto in the Merger Agreement.

1.2 In this Agreement, the following terms will have the following meanings unless the context otherwise requires:

    "AGGREGATE COMPANY SHARES" means the aggregate number of Company Shares issued by the Company to all former Cignal shareholders, and to the Escrow Agent for the contingent benefit of all such Shareholders, pursuant to the Shares Exchange. The term Aggregate Company Shares as used in this Agreement shall further include all such shares in the Company (i) that are hereinafter issued by the Company to such former Cignal shareholder (including without limitation as a result of the exercise of any options or warrants), and/or (ii) that are acquired by such shareholder from any other shareholder.

    "AGREEMENT" means this Agreement as the same may be amended between the parties thereto from time to time, including all Appendices and Schedules attached thereto. Such Appendices and Schedules form an integral part of this Agreement.

    "ARTICLES" means the Articles of Association ("STATUTEN") of the Company as the same may be amended from time to time.

    "CIGNAL SHARES" means the shares held by the Shareholder in Cignal that are the subject of the Shares Exchange.

    "COMPANY SHARES" means the shares which will be issued by the Company to the Shareholder, and to the Escrow Agent for the contingent benefit of the Shareholder, pursuant to the Shares Exchange. The term Company Shares as used in this Agreement shall further include all such

                                       2
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    shares in the Company (i) that are hereinafter issued by the Company to the
    Shareholder (including without limitation as a result of the exercise of any options or warrants), and/or (ii) that are acquired by the Shareholder from any other Shareholder.

    "ESCROW AGENT" means the Escrow Agent under the Escrow Agreement.

    "ESCROW AGREEMENT" means the agreement among the Company, MeesPierson Trust B.V., as Escrow Agent, and the Shareholder, dated the date hereof.

    "GENERAL MEETING" means a general meeting of shareholders, being either an extraordinary general meeting of shareholders or the annual general meeting of shareholders, of the Company.

    "GROUP" means at any time collectively a company and its ultimate parent company and all the subsidiaries and group companies of the latter as defined in Articles 2:24a and 2:24b of the Netherlands Civil Code.

    "GROUP COMPANY" means a company or other legal entity which forms part of a Group.

    "IPO" means the listing of new shares in the Company and/or any existing shares in the Company on the Stock Exchange and/or the New York Stock Exchange, Nasdaq National Market System, London Stock Exchange or on any other similar major stock exchange selected for that purpose by the Company in consultation with UPC, which listing results in an active public trading market for the class of shares so listed on such stock exchange.

    "MANAGEMENT BOARD" means the board of managing directors ("BESTUUR") of the Company

    "MANAGING DIRECTORS" means the members of the Management Board from time to time.

    "MERGER AGREEMENT" means the agreement as described in Recital A to this Agreement, as the same may be amended between the parties thereto from time to time, together with all Appendices and Annexes which are attached thereto.

    "REGISTRATION RIGHTS AGREEMENTS" means each of (i) the registration rights agreement dated as of February 8, 1999 among Cignal, Friedli Corporate Finance and each Investor named therein, and (ii) the registration rights agreement dated as of October 29, 1997 among Cignal, Spencer Trask Securities, Incorporated, ST Partners L.P. and each of the persons listed on the signature pages thereto under the heading the "Allen Group" and each of the other Investors named therein.

    "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

    "SHAREHOLDER" and "SHAREHOLDERS" means a signatory or signatories to this Agreement who hold shares in the Company, excluding UPC and the Company.

    The "SHAREHOLDERS REPRESENTATIVE" means Chris Rooney or his replacement appointed as contemplated by Article 4.5.

    "SHAREHOLDERS' VOTE" means a vote at a General Meeting in favour of a matter put before the shareholders of the Company meeting all corporate law requirements under the laws of the Netherlands, including quorum, notice and percentage vote.

    "SPONSOR" means the lead manager and/or arranger, appointed by the Company (and/or by UPC) to lead manage and/or arrange the IPO. If there are more than one lead manager and/or arranger, the term Sponsor as used in this Agreement refers to the lead managers and/or arrangers jointly.

    "STOCK EXCHANGE" means the Amsterdam Stock Exchange or any successor stock exchange with or into which the Amsterdam Stock Exchange may hereafter be merged.

    "SUPERVISORY BOARD" means the supervisory board ("RAAD VAN COMMISSARISSEN") of the Company.

    "SUPERVISORY DIRECTORS" means the members of the Supervisory Board from time to time.

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    "UPC SHARE PRICE" shall be the average per share price of the UPC Shares for the five consecutive business days prior to the Option Trigger Date.

1.3 In this Agreement, unless otherwise specified:

    (a) references to Articles, Paragraphs, Schedules and Appendices are to articles and, paragraphs in, and schedules and appendices to this Agreement;

    (b) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted except to the extent that any amendment or modification made after the date of this Agreement would increase or alter the liability of the Parties under this Agreement;

    (c) references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

    (d) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

    (e) references to times of the day are to Amsterdam time;

    (f) headings to Articles, Schedules and Appendices are for convenience only and do not affect the interpretation of this Agreement;

    (g) the Schedules and Appendices form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules and Appendices; and

    (h) references to words importing the singular will include the plural and vice versa and references to words importing one gender will include both genders.

2.  ARTICLE 2: CONDITIONS

    The rights and obligations of each of the parties hereto is subject to the condition precedent ("OPSCHORTENDE VOORWAARDE") that the Shares Exchange takes place.

3.  ARTICLE 3: REPRESENTATIONS AND WARRANTIES

3.1 The Company makes the following representations and warranties to the Shareholder in relation to itself as of the date hereof:

    (a) It is duly incorporated and validly existing under the laws of the Netherlands.

    (b) It has the power to enter into this Agreement and to exercise its rights and to fulfil its obligations hereunder. All necessary or appropriate corporate, governmental or statutory approvals have been obtained and any other action required to authorise the execution of this Agreement by it and the fulfilment by it of its obligations hereunder has been duly taken.

    (c) This Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms.

    (d) The execution of this Agreement and the exercising of its rights and the fulfilment of its obligations hereunder do not conflict with the laws of the Netherlands, do not constitute a violation of any terms of its articles of association (or other comparable constitutional documents) and do not constitute and will not result in a breach of any agreement, law, regulation, government policy, license, approval, judgment or order of any court or any other instrument having legal effect to which it is a party.

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    (e) No license, approval, consent, filing, registration or any other act or deed is required to be obtained or made in the Netherlands by it in connection with the execution of this Agreement and the exercise of its rights and the fulfilment of its obligations under this Agreement.

3.2 UPC makes the following representations and warranties to the Shareholder in relation to itself as of the date hereof:

    (a) It is duly incorporated and validly existing under the laws of the Netherlands.

    (b) It has the power to enter into this Agreement and to exercise its rights and to fulfil its obligations hereunder. All necessary or appropriate corporate, governmental or statutory approvals have been obtained and any other action required to authorise the execution of this Agreement by it and the fulfilment by it of its obligations hereunder has been duly taken.

    (c) This Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms.

    (d) The execution of this Agreement and the exercising of its rights and the fulfilment of its obligations hereunder do not conflict with the laws of the Netherlands, do not constitute a violation of any terms of its articles of association (or other comparable constitutional documents) and do not constitute and will not result in a breach of any agreement, law, regulation, government policy, license, approval, judgment or order of any court or any other instrument having legal effect to which it is a party.

    (e) No license, approval, consent, filing, registration or any other act or deed is required to be obtained or made in the Netherlands by it in connection with the execution of this Agreement and the exercise of its rights and the fulfilment of its obligations under this Agreement.

3.3 The Shareholder hereby makes the following representations, warranties and covenants to each of the Company and to UPC with regard to itself as of the date hereof:

    (a) The Shareholder has the power to enter into this Agreement and to exercise his/her rights hereunder and to fulfil his/her obligations hereunder.

    (b) This Agreement constitutes the legal, valid and binding obligations of the Shareholder, enforceable in accordance with its terms.

    (c) The execution of this Agreement by the Shareholder and the exercise of his/her rights hereunder and the fulfilment of his/her obligations hereunder do not conflict with the laws of the Netherlands or of the United States of America or of any State thereof and do not constitute and will not result in a breach of any agreement, law, regulation, government policy, license, approval, judgment or order of any court or any other instrument having legal effect to which he/she is a party.

    (d) If the Shareholder is a legal entity rather than an individual: the execution of this Agreement by the Shareholder and the exercise of its rights hereunder and the fulfilment of its obligations hereunder do not conflict with its Articles of Incorporation or by-laws, and have been duly authorised by all corporate and other action by or in respect of the Shareholder.

    (e) The Shareholder has full title of ownership to the Cignal Shares, the Cignal Shares are free of any encumbrances, liens, pledges or other security rights, and there are no third parties who have a right to purchase the Cignal Shares or any other contractual rights in relation to the Cignal Shares.

    (f) The Shareholder understands that the Company Shares have not been registered under the Securities Act. The Shareholder also understands that the Company Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in

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       part upon the Shareholder's representations contained in this Agreement.
       The Shareholder hereby represents and warrants, for purposes of compliance on the part of the Company with the Securities Act, that:

       (1) he/she has experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

       (2) he/she must bear the economic risk of this investment indefinitely unless the Company Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

       (3) he/she understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Shareholder to transfer all or any portion of the Company Shares under the circumstances, in the amounts or at the times the Shareholder might propose.

       (4) he/she is acquiring the Company Shares for his/her own account for investment only, and not with a view towards their distribution.

       (5) by reason of his/her, or of its management's, business or financial experience, he/she has the capacity to protect his/her own interests in connection with the acquisition of the Company Shares.

       (6) he/she is an accredited investor within the meaning of Regulation D under the Securities Act, which definition is attached hereto as Exhibit L.

       (7) the Company Shares have not been registered with or approved by the Securities and Exchange Commission (the "SEC") or any securities regulatory authority of any state or other jurisdiction, nor has the SEC or any such authority passed upon the adequacy or accuracy of the Information Statement.

       (8) he/she has read and received the Information Statement (as defined in the Merger Agreement) and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. The Shareholder understands and acknowledges that neither audited historical financial information with respect to all of the entities and businesses that have been or will be acquired by the Company as described in the Information Statement nor audited or unaudited pro forma financial information for the Company that gives effect to the acquisition by the Company of such entities and businesses are available and, accordingly, it would be impracticable to include such information in the Information Statement at this time. The Shareholder acknowledges and agrees that, notwithstanding that the foregoing information is not provided in the Information Statement, the Information Statement contains such other information as the Shareholder deems necessary or appropriate to review in order to make his/her investment decision. The Shareholder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of the Merger and the Company.

       (9) he/she acknowledges and agrees that the Company Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or their resale is otherwise permitted under applicable securities laws.

       (10) he/she has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares

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           purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

       (11) he/she acknowledges that the Company Shares may be legended as appropriate to comply with applicable securities laws.

    (j) No license, approval, consent, filing, registration or any other act or deed is required to be obtained or made in the United States of America or in the Netherlands by the Shareholder in connection with the execution of this Agreement and the exercise of his/her rights and the fulfilment of his/her obligations under this Agreement.

    (k) The Shareholder shall pay any transfer, stamp or similar tax imposed on such Shareholder in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the Shares Exchange.

    (l) The Shareholder has not relied on any oral statements or representations from any person in connection with this Agreement.

    (m) The Shareholder acknowledges that upon the Effective Date, such Shareholder will cease to be an owner of Cignal Shares and will instead become an owner of Company Shares and, accordingly, all rights, obligations, entitlements and claims relating to such Shareholder's share ownership will thereafter arise solely from ownership of Company Shares, and such rights shall be as provided in or pursuant to the Company's articles of association, this Agreement, the Merger Agreement, the Shareholders Agreement, the Escrow Agreement and the laws of The Netherlands. Upon the Effective Date, the Shareholder hereby waives any and all rights, entitlements and obligations with respect to, and any and all claims relating to, the Cignal Shares owned by such Shareholder, whether contained in or pursuant to Cignal's articles of incorporation or by-laws or in any written or oral agreement or understanding, other than the right to receive Company Shares pursuant to the Merger Agreement. The Shareholder agrees that any and all of the aforementioned rights, entitlements, obligations or claims with respect to their ownership of Cignal Shares will terminate on the Effective Date in all such cases, except with respect to and to the extent of any claim that has been asserted by the Shareholder in any legal proceedings against Cignal which may exist at the date hereof, in which case such Shareholder agrees not to initiate any new or additional proceedings, or otherwise attempt to extend or expand the scope of the pending proceedings, with respect to the alleged right or entitlement that is the subject of such claim.

4.  ARTICLE 4: SUPERVISORY BOARD AND MANAGEMENT BOARD

4.1 The Supervisory Board will consist of 6 (six) Supervisory Directors, who will be appointed by a shareholders' vote at the General Meeting. As provided in the Articles, the Supervisory Directors will be appointed by a shareholders' vote taken at a General Meeting from a binding nomination of UPC as long as UPC holds the special rights share ("PRIORITEITSAANDEEL"). UPC hereby agrees to nominate and vote in favour of the candidate nominated by the Shareholders Representative (the "SHAREHOLDERS REPRESENTATIVE NOMINEE") as Supervisory Director. The other five Supervisory Directors shall be nominated and appointed at the discretion of UPC and the General Meeting. Without prejudice to article 4.2 hereof, UPC shall exercise its nomination and voting rights in such a manner that the Shareholders Representative Nominee shall remain a Supervisory Director until the later of December 31, 2001 and the date 6 (six) months after the consummation of the IPO (for purposes of this Agreement, the consummation of the IPO will be deemed to occur on the date upon which public trading in shares in the Company will commence on the relevant stock

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    exchange). Effective as of such date, the Shareholders will cooperate with the removal of the Shareholders Representative Nominee as a Supervisory Director. The foregoing is without prejudice to the right of a shareholders' vote taken at a General Meeting to dismiss the Shareholders Representative Nominee effective as of such date.

4.2 If in a shareholders' vote taken at a General Meeting the Shareholders Representative Nominee is deemed to no longer function in the manner he should reasonably be expected to function as a Supervisory Director of a Dutch company such as the Company, the shareholders of the Company may dismiss the Shareholders Representative Nominee as a Supervisory Director. In such case, the Shareholders Representative may designate another Shareholders Representative Nominee as a replacement Supervisory Director. Such replacement will be effected as soon as practicable after such designation is made. The provisions of this article 4 will MUTATIS MUTANDIS also apply with respect to any such replacement Supervisory Director.

4.3 The Management Board will consist of such number of Managing Directors as the shareholders of the Company may from time to time determine. As provided in the Articles, the Managing Directors will be appointed by a shareholders' vote taken at a General Meeting from a binding nomination of UPC as long as UPC holds the special rights share ("PRIORITEITSAANDEEL"). UPC hereby agrees to nominate and vote in favour of the election of the Shareholders Representative as Managing Director. Without prejudice to article 4.4 hereof, UPC shall exercise its nomination and voting rights in such a manner that the Shareholders Representative shall remain a Managing Director until the later of December 31, 2001 and the date 6 (six) months after the consummation of the IPO. Effective as of such date, the shareholders will cooperate in the removal of the Shareholders Representative as a Managing Director. The foregoing is without prejudice to the right of a shareholders' vote taken at a General Meeting to dismiss the Shareholders Representative effective as of such date.

4.4 If in a shareholders' vote taken at a General Meeting the Shareholders Representative is deemed to no longer function in the manner he should reasonably be expected to function as a Managing Director of a Dutch company such as the Company, the shareholders of the Company may dismiss the Shareholders Representative as a Managing Director. In such case, UPC agrees to nominate and vote in favour of the election of such other candidate as the Shareholders may designate for that purpose. Such replacement will be effected as soon as practicable after such designation is made. If such replacement is made, such replacement Managing Director will not affect Christopher Rooney's or such other person's status as the Shareholders Representative. The provisions of this article 4 will MUTATIS MUTANDIS also apply with respect to any such replacement Managing Director.

4.5 The initial Shareholders Representative is Christopher J. Rooney. The Shareholders may appoint a replacement Shareholders Representative at any time by a majority vote.

5.  ARTICLE 5: CONDUCT OF BUSINESS BY THE COMPANY

5.1 Until the earlier of the IPO or the Option Expiration Date (as defined in Section 7.1), the Company and UPC agree to the following:

    The Company's activities will include, but not be limited to, providing telecommunications services (listed in Exhibit A hereto) to business customers in Europe (defined in Exhibit B hereto), both inside and outside the UPC Affiliate Area. Expansion by the Company outside of Europe, excluding the activities included in the Cignal's current business plan as presented to the Board of Directors of Cignal, will be at the discretion of the Company but will require UPC consent, for which a consideration may be agreed upon at the time of such expansion; provided, however, that the Company shall not in any event be required to conduct any activity if
    (A) such activity would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties, (B) such activity would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court, or (C) such activity would constitute a taxable transaction, for which no tax ruling or exemption, satisfactory to UPC, is available; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A), (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

5.2 Until the earlier of the IPO of the Company or the Option Expiration Date, the Company and UPC agree to the following:

    (i) to set up local Company entities identified in Exhibit C and to contribute the existing relevant business customers and associated revenues; and (ii) to the extent legally possible, to grant for value to the Company from its current operations exclusive rights of use on commercial arms-length terms, on an un-encumbered basis (to the explicit exclusion of Mundi Telecom), required to support the Company's subscriber base at the Closing Date; provided, however, that UPC shall not in any event be required to take any of the actions in (i) or (ii) above if (A) such action would result in a breach or violation of any indenture or financing arrangement, among UPC, UGC or the Company, respectively, and any third parties,
    (B) such activity would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties,
    (C) such action would require consent or approval from any municipality, workers council, trade union or shareholder, and such consent or approval is withheld, (D) such activity would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court, or (E) such activity would constitute a taxable transaction, for which no tax ruling or exemption, satisfactory to UPC, is available; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A),
    (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

5.3 Until the earlier of the IPO of the Company or such time when UPC and the Company have entered into a separate agreement with regard to their affiliate relationship, such agreement to be on terms no less favorable than those provided below, UPC and the Company agree to the following:

    The Company will have the exclusive right (subject to any restriction imposed by applicable laws, including without limitation any law regulating competition) to the use of the existing UPC fiber footprint for a term of seven years for the purpose of the Company's activities. The Company will be UPC's primary vehicle to provide national and international, retail and wholesale, CLEC products and services to business customers throughout Europe for a period of not less than seven years. The Company will have the sales and marketing functions to serve business customers, with the exception of the legacy chello broadband N.V. ("CHELLO") customers. Notwithstanding the foregoing, UPC shall not in any event be required to take any of the actions in this clause 5.3 if such action would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A), (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

5.4 Until the earlier of the IPO of the Company or such time when UPC and the Company have entered into a separate agreement with regard to their affiliate relationship, such agreement to be

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    on terms no less favorable than those provided below, UPC and the Company agree to the following:

    For any acquisitions completed by UPC which extend its existing fiber footprint and in which it has at least a majority ownership interest, UPC will, to the extent legally possible or allowed for pursuant to the transaction documents underlying any such acquisition, grant for value to the Company the rights of use of relevant assets and infrastructure (in the form of either IRU contracts, leasing agreements, distribution contracts and/or other legal contracts and arrangements) on a preferred basis (as described in Exhibit D) without any obligation on the part of the Company to contribute to the associated UPC acquisition costs; provided, however, that UPC shall not in any event be required to make any of the above grants if
    (A) such grant would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties,
    (B) such grant would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court, or (C) such grant would constitute a taxable transaction, for which no tax ruling or exemption, satisfactory to UPC, is available; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A), (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

5.5 Until the earlier of the IPO of the Company or such time when UPC and the Company have entered into a separate agreement with regard to their affiliate relationship, such agreement to be on terms no less favorable than those provided below, UPC and the Company agree to the following:

    For any acquisitions completed by UPC in which all or a material portion of the acquired operations directly relate to the Company's activities and will result in a majority ownership by UPC of that acquired business, UPC will, to the extent legally possible or allowed for pursuant to the transaction documents underlying any such acquisition, offer to transfer, for value, the relevant operations or a material portion thereof; provided, however, that UPC shall not in any event be required to make any of the above transfers if
    (A) such transfer would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties,
    (B) such transfer would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court, or (C) such transfer would constitute a taxable transaction, for which no tax ruling or exemption, satisfactory to UPC, is available; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A),
    (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

5.6 Until the earlier of the IPO of the Company and the Option Expiration Date, UPC will use reasonable efforts to integrate any acquired business customer which falls within the Company's activities; provided, however, that UPC shall not in any event be required to take any of the above actions if
    (A) such actions would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties,
    (B) such actions would result in a breach of any law, regulation, government policy, license, governmental or regulatory approval, judgement or order of any court, or (C) such actions would constitute a taxable transaction, for which no tax ruling or exemption, satisfactory to UPC, is available; provided further, however, that UPC and the Company shall use their reasonable efforts to resolve any impediment created under (A), (B) or (C), so long as such efforts do not require the expenditure of cash to third parties, are in accordance with prudent business practices and are not impracticable.

5.7 Until the earlier of the IPO of the Company or the Option Expiration Date, UPC and the Company agree that irrespective of the price paid by UPC in the acquisitions described in Article 5.5 above, valuation of such acquisitions will need to be agreed upon by UPC, the Company and the Shareholders Representative, or otherwise through the independent appraisal process described in Article 10.1 of this Agreement.

5.8 Until the earlier of the IPO of the Company and the Option Expiration Date, the Company and UPC agree to the following:

    For any acquisition consummated by the Company directly, any such acquisition may be funded through the incurrence of debt or the issue of stock. The Company will fund its operations in the first instance with debt (including vendor financing) to the extent reasonably practicable; provided, however, that the Company will not be obligated to incur any indebtedness if such incurrence would, in the opinion of the Management Board of the Company, unduly prejudice its operating and financial flexibility. The availability and cost of such debt, as well as the Company's debt capacity, will be determined by the Management Board of the Company in consultation with internationally recognised banks and/or investment banks based on the Company's business plan and the Company's then current financial position; provided, however, that the Company shall not in any event be required to incur such debt if such incurrence would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties. If the Company requires additional funding beyond its determined debt capacity, then such funding shall come from UPC or other parties in the form of equity at the time such funding is provided.

5.9 Until the earlier of the IPO of the Company and the Option Expiration Date, the Company and UPC agree that any shareholder loans, including accrued interest, provided by UPC and/or its affiliates to the Company after the date hereof will be repaid by the Company either (a) from available cash or
    (b) from proceeds of the Company IPO (if consummated), subject to acceptability of such use of proceeds by the IPO underwriters; provided, however, that the Company shall not in any event be required to take any of the above actions if such actions would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties.

5.10 Until the earlier of the IPO of the Company and the Option Expiration Date, the Company and UPC agree to that if for any reason such shareholder loans may not be repaid at the time of the IPO, they will immediately convert to equity in the Company at a price equal to the high end of the initial filing range utilised to market the IPO (the "IPO Filing Price"); provided, however, that UPC and the Company shall not in any event be required to take any of the above actions if such actions would result in a breach or violation of any agreement or contract among UPC, UGC or the Company, respectively, and any third parties.

5.11 The Shareholder agrees that any lawsuit against UPC, the Company or any affiliates of UPC or the Company under this Article 5 can only be brought if it is supported in writing by Shareholders owning directly or indirectly the majority of the aggregate equity interest in the Company owned by all Shareholders.

5.12 Notwithstanding the foregoing, the Company shall retain the right to dispose of any assets or operations, without compensation to the Company therefor, at any time, that are unrelated to the Company's activities, including, but not limited to, the disposition of the businesses of Cesky Mobil AS and Priority Wireless Communication Gmbh.

5.13 Notwithstanding the foregoing, UPC retains the right to allow third parties to participate in the Company's or its subsidiaries' activities, as shareholders or otherwise, to the extent that UPC is required, as of the date hereof, to do so pursuant to any agreement or contract among UPC or any affiliate of UPC, or UGC or any affiliate of UGC, respectively, and any such third parties. In addition, until the earlier of the IPO of the Company and the Option Expiration Date, with the consent of the Shareholders Representative, UPC may allow third parties to participate in the Company's or its subsidiaries' activities, as shareholders or otherwise.

5.14 For the purpose of this Article 5:

    (i) "assets" means physical assets, IRU contracts, leasing agreements, distribution contracts and/or other legal contracts and arrangements.

    (ii) "business subscribers" means for profit and non-profit entities with more than five employees.

   (iii) "CLEC" means competitive local exchange carrier.

    (iv) "fiber footprint" means UPC's national and metropolitan fiber networks, excluding HFC networks.

    (v) "IRU" means indefeasible rights of use.

    (vi) "legacy chello" means customers of chello broadband N.V. as of the Closing Date in the Merger Agreement.

   (vii) "Mundi Telecom" means a voice and data reseller operating in the Spanish market since 1997.

  (viii) "UPC Affiliate Area" means the current and future fiber footprint.

6.  ARTICLE 6: THE IPO

6.1 It is the intention of UPC and the Company that the IPO is consummated on or prior to October 1, 2001, and that UPC and the Company will use their reasonable endeavours to effect the IPO. The Shareholders shall have no remedy or claim against UPC or the Company (or against any of UPC's or the Company's supervisory directors, managing directors, officers, employees or agents) of any kind whatsoever if such IPO is not effected on or prior to October 1, 2001 other than the exercise of their UPC Stock Purchase Option as set out in Article 7 below (and except for remedies which may be available to the Shareholders in the case of a willful breach of contract under this Agreement or in case of gross negligence or willful misconduct). The Shareholder hereby irrevocably and unconditionally waives any such right or claim against UPC or the Company (or UPC's or the Company's supervisory directors, managing directors, officers, employees or agents) for UPC's or the Company's failure to consummate the IPO, except as set forth above.

6.2 If and when an IPO is effected and it is determined by UPC and the Company together with the Sponsor that existing shares in the Company will be offered for sale as part of such IPO:

    (a) the Shareholder shall have the right to offer, on the same terms as those agreed pursuant to a shareholders' vote at a General Meeting, all the Company Shares or, in case the IPO only concerns a portion of the then existing ordinary shares in the Company, excluding the Escrow Shares (as defined in the Escrow Agreement), the Shareholder shall be entitled to include in the IPO such portion of the Company Shares pro rata with the portion of existing ordinary shares in the Company which is offered for sale through the IPO, subject always to the provisions of
       Article 6.3; and

    (b) the Shareholder shall do all things required or appropriate to effect the IPO in accordance with the relevant resolutions made at the General Meeting and in accordance with the rules of the Stock Exchange and/or other stock exchange at which the ordinary shares in the Company will be listed.

6.3 If in the judgement of the Sponsor, in consultation with the management board of the Company, the total number of shares of the Company proposed to be offered in the IPO exceeds that which could be sold in then current market conditions without an adverse effect on the pricing of such shares, then the Sponsor shall limit the total number of existing shares to be included in the IPO. All reductions of existing shares to be offered in the IPO shall be made on a pro rata basis among all selling shareholders.

6.4 If the IPO is effected, the Shareholder shall not sell any Company Shares which remain owned by him/her for the longer of (i) six months after the consummation of the IPO, without the consent of the Company which shall not be unreasonably withheld or (ii) for such period as may be required by the relevant stock exchange.

6.5 The net proceeds of the IPO for shares sold by the Company may be used by the Company to (a) fund the Business Plan (as the same may hereafter be amended from time to time) and/or (b) repay shareholder loans then outstanding (provided that such use of proceeds is acceptable to the Sponsor of such use of proceeds) or (c) to the extent such proceeds are not used in accordance with (a) or (b) and to the extent required by indentures entered into by UPC or affiliates of UPC, grant inter-company loans to UPC or such affiliate.

6.6 In the event of an IPO of the same class of securities as the Company Shares, the Company will list such securities on the relevant stock exchange. In the event the Company decides to list only a separate class of ordinary shares in the Company other than the Company Shares, the Shareholder shall have the right to convert his Company Shares into the listed class of ordinary shares at any time, so that he or she may trade the shares at the relevant stock exchange.

7.  ARTICLE 7: STOCK PURCHASE OPTION

7.1 UPC hereby grants and issues to the Shareholder and the Escrow Agent (to the extent it holds Company Shares for the contingent benefit of the Shareholder) an option (the "UPC STOCK PURCHASE OPTION") to purchase UPC ordinary shares ("UPC SHARES") upon the terms and conditions set forth in this Article 7. The Shareholder shall receive his or her pro rata share of the total number of UPC shares to be delivered to all Shareholders pursuant to Article 7.2. If the IPO is not consummated on or prior to October 1, 2001, (the "OPTION TRIGGER DATE"), the Shareholders Representative shall be entitled to exercise and exchange, the UPC Stock Purchase Option in whole, but not in part, on behalf of all the Shareholders and the Escrow Agent, for such number of UPC Shares as is determined pursuant to Article 7.2, by delivering to UPC an exercise notice (the "EXERCISE NOTICE"), substantially in the form of Exhibit E hereto, together with all Aggregate Company Shares and all of the options, unit options and warrants relating to the Aggregate Company Shares then owned by such Shareholders or any owner who would be obligated to become a Shareholder upon exercise of their warrant, unit option or options (which shares and rights shall constitute the exchange exercise price). The Exercise Notice must be received by UPC on October 30, 2001 (the "OPTION EXPIRATION DATE") at 17:00 hrs EST. UPC may elect to treat its acquisition of Aggregate Company Shares and options, unit options and warrants relating to Aggregate Company Shares pursuant to this Article 7 as arising from a contribution to UPC's equity in exchange for UPC shares, or UPC's purchase of Aggregate Company Shares, as the case may be. Notwithstanding anything to the contrary in this Article 7, UPC shall have the option to permit the UPC Stock Purchase Option to be exercised in part, subject to applicable law, with such partial exercise being entirely in the discretion of UPC after consultation with the Shareholders Representative with respect to which Shareholders and what portion of Aggregate Company Shares will be exercised.

7.2 The total number of UPC Shares to be delivered by UPC to all Shareholders pursuant to Article 7.1 shall be determined by (x) dividing the Company Share Value (as defined below) by the

    UPC Share Price and (y) multiplying such result by the number of Aggregate Company Shares on a fully converted basis assuming conversion of the options, warrants and unit options relating to the Aggregate Company Shares. "COMPANY SHARE VALUE" shall be an amount equal to:

    (a) the higher of (i) the fair market value of the Aggregate Company Shares on a fully converted basis assuming conversion of the options, warrants and unit options, relating to the Aggregate Company Shares owned or held by the Shareholders, the Escrow Agent, option holders, warrant holders or unit option holders, as the case may be, as at the Option Expiration Date determined in accordance with the provisions of Article 7.3, and
       (ii) US$200,000,000 plus the aggregate strike prices that would be payable on all of the options, unit options and warrants relating to Aggregate Company Shares and participating in the exercise of the UPC Stock Purchase Option,

    (b) divided by the total number of Aggregate Company Shares on a fully converted basis assuming conversion of the options, warrants and unit options relating to the Aggregate Company Shares.

    Notwithstanding the foregoing, however, the number of UPC Shares to be delivered by UPC pursuant to Article 7.1 to holders of options, warrants and unit options shall be reduced by any strike price that would have been paid by such holder upon exercise of its options, warrants or unit options, as applicable for Aggregate Company Shares.

    The UPC Shares to be delivered to the Shareholders pursuant to Section 7.1 shall, to the extent other UPC Shares are listed on the primary stock exchange, be listed on such primary stock exchange, and shall have no greater restrictions on transfer than any other UPC Shares so listed.

7.3 Notwithstanding anything to the contrary in this Article 7, if the Shareholders Representative exercises the UPC Stock Purchase Option, UPC shall have (a) the option to redeem the UPC Stock Purchase Option for such amount of cash equal to the Company Share Value times the number of Aggregate Company Shares, and (b) the option, which UPC may assign to any subsidiary or affiliate of UPC or to any third party (provided that, notwithstanding any such assignments, UPC shall remain obligated under this
    Article 7) (the "COMPANY STOCK PURCHASE OPTION"), to purchase all or any portion of the Aggregate Company Shares and all or any portion of the options, unit options and warrants relating to Aggregate Company Shares for such amount of (i) cash, or (ii) if agreed by the Shareholders Representative acting on behalf of the Shareholders participating in the UPC Stock Purchase Option, marketable securities, equal to the Company Share Value times the number of Aggregate Company Shares. UPC's right to redeem any UPC Stock Purchase Option under this Article 7.3 will be exercisable by UPC by the delivery of a redemption notice substantially in the form of Exhibit F hereto to the Shareholders Representative on behalf of the Shareholders concerned. In connection with the completion of any such redemption or partial exercise, the UPC Stock Purchase Option shall be redeemed and all Aggregate Company Shares and all of the options, unit options and warrants relating to Aggregate Company Shares owned by the Shareholders concerned will be surrendered. UPC and the Shareholders concerned will implement the provisions of the redemption notice delivered pursuant to this Article 7.3 in accordance with its terms.

7.4 The fair market value of the Aggregate Company Shares owned by the Shareholders will be determined in accordance with the following provisions:

    (a) UPC and the Shareholders Representative shall first as soon as practicable after the Option Expiration Date consult with each other to arrive at a fair market value of the Aggregate Company Shares held by the Shareholders.

    (b) If UPC and the Shareholders Representative shall not agree on the fair market value on or prior to the date 30 days after the Option Expiration Date, then each of UPC and the

       Shareholders Representative shall appoint an independent appraiser to perform the valuation. Such appointment shall be made on or prior to the date 30 days after the Option Expiration Date. If either party fails to timely appoint such independent appraiser, the other party may make such appointment on behalf of the failing party. The independent appraisers will be instructed to provide their appraisals on or prior to the date 60 days after the Option Expiration Date.

    (c) If the valuations made in these two appraisals are within 10% of each other, the fair market value shall be deemed to be the average of the two valuations. If the valuations are more than 10% apart, a third independent appraiser will be appointed by mutual agreement between UPC and the Shareholders Representative. If no such mutual agreement is reached prior to the date 65 days after the Option Expiration Date, the third independent appraiser shall be appointed by the two independent appraisers acting jointly.

    (d) The third independent appraiser shall be instructed to provide its appraisal on or prior to the date 90 days after the Option Expiration Date. The third independent appraiser shall be given the earlier two valuations and any underlying data used or developed by the two independent appraisers which the third independent appraiser may reasonably require. The fair market value shall be deemed to be the average of the third valuation and the closest of the earlier two valuations.

    (e) The fair market value arrived at pursuant to this Article 7 shall be final and binding on all parties.

    (f) Only internationally recognised investment banks may be appointed as independent appraisers.

    (g) The Company and UPC will, subject to the condition that appropriate confidentiality agreements have been concluded between the Company, UPC and such independent appraiser, provide to each independent appraiser such information in relation to the Company and its business as such independent appraiser may reasonably require to complete its appraisal. Information provided by any party to the independent appraisers shall be provided in such manner as will reasonably ensure that each of the independent appraisers makes its valuation on the basis of the same information.

    (h) The fact that the Aggregate Company Shares owned by the Shareholders represent a minority interest in the Company shall not affect the valuation given to such shares under this Article 7.

7.5 On the date not later than 3 days after the date upon which the Company Share Value has been finally determined in accordance with the provisions of
    Article 7.3 (the "VALUE DETERMINATION DATE"), the Company will notify the Shareholders in writing of the Company Share Value so determined.

7.6 The date upon which the Shareholder shall exchange the Company Shares owned by the Shareholder (the "STOCK OPTIONS COMPLETION DATE") for the UPC Shares will be a date, determined by UPC, being a date not less than 30 days and not more than 60 days after the Value Determination Date.

7.7 UPC will notify the Shareholders Representative and, if applicable, the Escrow Agent of the Stock Options Completion Date. On the Stock Options Completion Date, the Shareholders and the Escrow Agent shall exchange the UPC Stock Purchase Option and transfer all of the Aggregate Company Shares owned by them and all of the options, unit options and warrants relating to Aggregate Company Shares owned by them or any other warrant holder or option holder participating in the UPC Stock Purchase Option to UPC or its designee for such number of UPC Shares, as determined in accordance with Article 7.2 or such amount of cash or marketable securities as determined in accordance with Article 7.3, as the case may be. In case the Company Stock Purchase Option is settled in whole or in part in cash, such amount of cash will be paid into a separate bank account (and/or, in case the UPC Stock Purchase Option or the Company Stock Purchase Option is settled in whole or in part in securities, a separate securities account) designated for that purpose by the Shareholders Representative.

7.8 If not all Shareholders and the Escrow Agent appropriately deliver their Aggregate Company Shares pursuant to the UPC Stock Purchase Option following exercise thereof in accordance with Section 7.1, then UPC may (but will not be obliged to) redeem any such undelivered Aggregate Company Shares and the related Aggregate Company Shares, options, unit options or warrants, on the Stock Options Completion Date (or any date not more than 30 days thereafter to be determined by UPC in its discretion), for the consideration paid to the other Shareholders under Sections 7.2 and 7.3. UPC's right to redeem any UPC Stock Purchase Option under this Article 7.8 will be exercisable by UPC by the delivery of a redemption notice substantially in the form of Exhibit G hereto to the Shareholders Representative on behalf of the Shareholders and the Escrow Agent concerned. In connection with the completion of any such redemption, the UPC Stock Purchase Option shall be redeemed and all the shares in the Company and all of the options and warrant rights relating to shares in the Company owned by the Shareholders and the Escrow Agent concerned will be surrendered. UPC and the Shareholders and the Escrow Agent concerned will implement the provisions of the redemption notice delivered pursuant to this Article 7.8 in accordance with its terms.

7.9 The Shareholder, the Escrow Agent, UPC and/or the Company shall perform all such acts as may be reasonably requested in order to give effect to the provisions of this Article 7.

8.  ARTICLE 8: SALE OF THE COMPANY

8.1 If UPC sells and transfers any shares in the Company to any third party on or prior to October 1, 2001, the Shareholder shall have the right to simultaneously sell and transfer to such third party the same percentage of his Company Shares for a consideration which is equal to the per share consideration which UPC will receive for its shares in the Company and the same percentage of his option rights and warrants relating to shares in the Company for the same per option right or per warrant consideration minus the applicable strike price, and on the same terms and conditions and with the same representations and warranties and covenants (MUTATIS MUTANDIS) which UPC will in its discretion agree upon with such third party. If UPC intends to so sell and transfer its shares as contemplated in this Article 8.1, it shall issue a sale notice (the "NOTICE OF SALE") substantially in the form of Exhibit H hereto to the Shareholders. If the Shareholder wishes to exercise its rights under this Article 8.1, it shall within 15 days of the date of its receipt of a Notice of Sale issue an exercise notice (a "SALE EXERCISE NOTICE") substantially in the form of Exhibit I hereto. Any Sale Exercise Notice shall be irrevocable. If a Sale Exercise Notice is not timely issued, it shall be deemed for all purposes not to have been issued.

8.2 If UPC sells and transfers at least 50% of its shares in the Company to any third party who is not affiliated with UPC on or prior to October 1, 2001, UPC may require all of the Shareholders and the Escrow Agent who have not issued a Sale Exercise Notice, to simultaneously sell and transfer to UPC (or, at the option of UPC, to such third party) the same percentage of their Company Shares for a per share consideration which is equal to the greater of (i) the Company Share Value or (ii) the per share consideration received by UPC in such transaction, and the same percentage of their option rights and warrants relating to shares in the Company for a per option right or per warrant consideration which is equal to the Company Share Value or transaction value, as the case may be, minus the applicable strike price. In such case, the valuation provisions of Article 7 shall apply MUTATIS MUTANDIS, and UPC and the Company will ensure that such consideration is determined prior to the date upon which the Company Shares, option rights and warrants are transferred to UPC (or such third party). The date of the receipt of the Notice of Sale for the purpose of applying MUTATIS MUTANDIS the valuation provisions of Article 7.5 shall be deemed to be the Option Trigger Date.

8.3 After October 1, 2001, if an IPO has not occurred and the Shareholders Representative has not exercised the UPC Stock Purchase Option pursuant to the provisions of Article 7 or if any Shareholder or the Escrow Agent has retained (all or some of) the Company Shares, if UPC sells and transfers its shares in the Company to any third party who is not affiliated with UPC, UPC may require the Shareholder and the Escrow Agent to simultaneously sell and transfer to UPC (or, at the option of UPC, to such third party) all of their shares in the Company for a per share consideration which is equal to the per share consideration which UPC will receive for its shares in the Company, and all option rights and warrants relating to shares in the Company for the same per option right or per warrant consideration minus the applicable strike price, and on the same terms and conditions and with the same representations and warranties and covenants (MUTATIS MUTANDIS) which UPC will in its discretion agree upon with such third party.

8.4 The Shareholder, the Escrow Agent, UPC and/or the Company shall perform all such acts as may be reasonably requested in order to give effect to the provisions of this Article 8.

9.  ARTICLE 9: TRANSFER OF COMPANY SHARES

9.1 A transfer of any Company Shares by the Shareholder or the Escrow Agent shall be made only in accordance with the relevant provisions of the Articles and applicable law. A Shareholder or the Escrow Agent wishing to transfer any of the Company Shares needs to fill out and sign the share certificate and send the share certificate to the Company. The Company will then instruct a Dutch civil law notary to effect the transfer by a Dutch notarial deed. Upon completion of the transfer the Company will provide the relevant Shareholders or the Escrow Agent with new share certificates.

9.2 The Company Shares shall be characterised as "RESTRICTED SECURITIES" for purposes of Rule 144 under the Securities Act. As set out in Article 3.2
    (g), the Company Shares are being issued to the Shareholder and the Escrow Agent in reliance on an exemption from registration under the Securities Act. All certificates representing the Company Shares shall have endorsed thereon a legend in substantially the following form:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. THE COMPANY OF THESE SECURITIES REQUIRES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH THE ACT. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AS SET OUT IN THE SHAREHOLDERS AGREEMENT DATED
       [      ], 2000.

       "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDER
       AGREEMENT DATED AS OF [      ], 2000 AND THE TRANSFER AND VOTING THEREOF
       ARE SUBJECT TO THE TERMS OF SUCH AGREEMENT.

       COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."

9.3 Any transfer of ordinary Shares by any Shareholder or the Escrow Agent to a third party in accordance with the provisions of this Article and article 10 of the Articles, shall be subject to the condition that the third party transferee, as of the date of transfer, becomes a party to this Agreement and is legally bound by the terms thereof, by entering into a deed of accession in the form attached hereto as Exhibit J. No Party shall effect any such transfer unless the condition described above is fulfilled. The term "third party" means any third party (including, without limitation, any other Shareholder).

9.4 In the event that any of the options or warrants held by the Shareholders are not exercised for any reason, the Company Shares reserved for issuance to such Shareholders shall be released to the Shareholders Representative who shall be obligated to distribute such Company Shares to the Shareholders based on their proportionate ownership as of the Effective Time as set forth on Exhibit K.

10. ARTICLE 10: VALUATION OF ACQUISITIONS

10.1 For the purposes of Article 5.8, valuation of future acquisitions will be determined in accordance with the following provisions:

    (a) UPC, the Company and the Shareholders Representative shall first consult with each other to arrive at a fair market value of the acquisition.

    (b) If UPC and the Shareholders Representative shall not agree on the valuation, then each of UPC and the Shareholders Representative shall appoint an independent appraiser to perform the valuation. If either party fails to timely appoint such independent appraiser, the other party may make such appointment on behalf of the failing party.

    (c) If the valuations made in these two appraisals are within 10% of each other, the valuation shall be deemed to be the average of the two valuations. If the valuations are more than 10% apart, a third independent appraiser will be appointed by mutual agreement between UPC and the Shareholders Representative. If no such mutual agreement is reached, the third independent appraiser shall be appointed by the two independent appraisers acting jointly.

    (d) The third independent appraiser shall be given the earlier two valuations and any underlying data used or developed by the two independent appraisers which the third independent appraiser may reasonably require. If the third valuation is not more than 10% higher or lower than either of the earlier two appraisals, the fair market value shall be deemed to be the average of the third valuation and the closest of the earlier two valuations. If the third valuation is more than 10% higher or lower than either of the earlier two appraisals, the fair market value shall be deemed to be equal to the amount of the third valuation.

    (e) The valuation arrived at pursuant to this Article 10 shall be final and binding on all parties.

    (f) Only internationally recognised investment banks may be appointed as independent appraisers.

    (g) The Company and UPC will, subject to the condition that appropriate confidentiality agreements have been concluded between the Company, UPC and such independent appraiser, provide to each independent appraiser such information in relation to the Company and its business as such independent appraiser may reasonably require. Information provided by any party to the independent appraisers shall be provided in such manner as will reasonably ensure that each of the independent appraisers makes its valuation on the basis of the same information.

    (h) The independent appraisers shall be instructed to consider the assets to be transferred by UPC in the context of the value that they provide to the Company relative to its then existing scope of operations and its then current business plan.

11. ARTICLE 11: FEES AND EXPENSES

    The Shareholder shall pay his/her own costs and expenses, including fees of legal, tax and other advisers, (other than the fees and expenses of Cignal counsel) in relation to the preparation, execution and implementation of this Agreement.

12. ARTICLE 12: NOTICES

12.1 Any notice or other communications required or permitted under this Agreement, shall be given in writing and personally delivered or sent by airmail, postage prepaid, or by international air courier, or by telefax addressed as follows or to such other address as the party concerned shall have given notice of pursuant to this Article 12:

    If to UPC, to:

    United Pan-Europe Communications N.V.
    P.O. Box 74763
    1070 BT
    Amsterdam
    The Netherlands

    For the attention of:

    Anton Tuijten

    If to the Company:

    Priority Telecom N.V.
    Kon. Wilhelminaplein 2-4
    Berghaus Plaza
    1062 HIC Amsterdam
    The Netherlands

    For the attention of:

    Jim Ryan

    If to the Shareholders Representative:

    Christopher J. Rooney
    c/o Priority Telecom N.V.
    Kon. Wilhelminaplein 2-4
    Berghaus Plaza
    1062 HIC Amsterdam
    The Netherlands

    If to the Shareholder, to:

    The address of the Seller as recorded at the relevant time in the share register of the Company

12.2 Any notice or other document shall be deemed to have been served:

    (a) if delivered by hand, then at the time of delivery, if delivered between the hours of 9.30 a.m. and 5.30 p.m. (local time at the place of receipt) if sent on a Business Day; or if not, then at 9.30 a.m. (local time) on the next following Business Day;

    (b) if posted, then at 10.00 a.m. (local time) on the day four (4) Business Days after it was put in the post; or

    (c) if sent by air courier, then at 10.00 a.m. (local time) on the day two
       (2) Business Days after it was sent; or

    (d) if sent by telefax, then at the time sent, if sent between the hours of
       9.30 a.m. and 5.30 p.m. (local time at the place of receipt) if sent on a Business Day; or, if not, then at 9.30 a.m. (local time) on the next following Business Day.

    For the purposes of this Article 12, a Business Day shall be deemed a day on which banks' branches situated in Amsterdam and New York are open to their clients for general business purposes.

13. ARTICLE 13: POWER OF ATTORNEY

13.1 The Shareholder herewith gives unconditional (save as expressly provided in this Article 13) and irrevocable power of attorney to the Shareholders Representative and to any replacement of the Shareholders Representative as contemplated in Article 4.5, on behalf of the Shareholder:

    (a) to take such action which this Agreement contemplates may be taken by the Shareholders Representative on behalf of the Shareholders;

    (b) to take such action as may reasonably be deemed necessary or appropriate by the Shareholders Representative to implement the provisions of this Agreement and of the Merger Agreement in accordance with its terms; and

    (c) to take all further action as are ancillary to the actions mentioned in
       (a) above;

13.2 The Shareholder agrees that he/she will be bound by any action taken by the Shareholders Representative in accordance with the provisions of
    Article 13.1 above, and that he/she will if requested by the Shareholders Representative, UPC and/or the Company confirm in writing to be so bound and to ratify the action so taken.

13.3 If for any reason the Shareholders Representative will not take any action which this Agreement contemplates he will take on behalf of the Shareholder, then UPC or the Company, as the case may be, may request that the Shareholder him/herself to take such action.

14. ARTICLE 14: AMENDMENTS

    This Agreement may not be amended, supplemented or changed except by a written instrument making specific reference to this Agreement signed by the parties hereto. Any amendments which are not materially adverse to the position of the Shareholder as holder of the Company Shares may be negotiated and agreed on behalf of the Shareholder by the Shareholders Representative.

15. ARTICLE 15: SAVING CLAUSE

    If any provision of this Agreement shall be held by any court of competent jurisdiction or arbitral tribunal to be illegal, void or unenforceable, such provision shall (i) be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement and (ii) the parties shall commit themselves to replace the non-binding and/or non-enforceable provisions by provisions that are binding and enforceable and differ as little as possible, taking into account the object and purpose of this Agreement, from the non-binding and/or non-enforceable provisions. The Shareholder will in this instance be represented by the Shareholders Representative, whose agreement on the replacement of such provisions shall be binding on the Shareholder.

16. ARTICLE 16: ASSIGNMENT

    None of the rights or obligations under this Agreement may be assigned or transferred by the Shareholder without the prior written consent of UPC and the Company. None of the rights or obligations under this Agreement may be assigned or transferred other than pursuant to Article 21 herein by the Company or UPC without the prior written consent of the Shareholders Representative.

17. ARTICLE 17: ANNULMENT, RESCISSION AND DISSOLUTION

    The parties to this Agreement waive their rights, if any, to annul, (partly) rescind, (partly) dissolve ("ONTBINDEN") or cancel this Agreement, or to request annulment, (partly) rescission, (partly) dissolution ("ONTBINDEN") or cancellation of this Agreement after the Closing Date on the basis of articles 6:265 or 6:228 of the Dutch Civil Code.

18. ARTICLE 18: GOVERNING LAW AND ARBITRATION

18.1 This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

18.2 It is agreed that any power of attorney executed in connection with this Agreement or any other document executed pursuant to the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the Netherlands.

18.3 All disputes arising out of or in connection with this Agreement which cannot be amicably settled between the parties hereto shall be submitted to the exclusive jurisdiction of the competent courts in Amsterdam, The Netherlands.

19. ARTICLE 19: COUNTERPARTS

    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

20. ARTICLE 20: TERMINATION

    This Agreement shall terminate upon the IPO, except for Articles 4, 5.11, 6, 8, 9 and 11 through 21 that pursuant to their terms survive the IPO or require performance after the IPO. This Agreement shall terminate in its entirety vis-a-vis a Shareholder upon the sale of all Company Shares owned by the Shareholder. This Agreement shall terminate automatically in the event the Merger Agreement is terminated.

21. ARTICLE 21: SUCCESSION

    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

22. ARTICLE 22: BENEFICIARY

    Articles 7, 8 and 9 hereof shall be construed as clauses irrevocably granting to the Escrow Agent as third party beneficiary the right to claim performance thereof (ONHERROEPELIJK DERDENBEDING).

    IN WITNESS WHEREOF, this Agreement is signed by UPC and the Company on August 11, 2000 and by the Shareholder on the day and date hereinbelow specified by the Shareholder.

UNITED PAN-EUROPE COMMUNICATIONS N.V.

By:      /s/ JEREMY EVANS
-------------------------------------------

By:      /s/ EUGENE MUSSELMAN
-------------------------------------------

PRIORITY TELECOM N.V.

By:  /s/ JIM RYAN
-------------------------------------------

By:  /s/ EUGENE MUSSELMAN
-------------------------------------------

SHAREHOLDER

By:  SEE ATTACHED LIST
-------------------------------------------

Date:

THE SHAREHOLDER IS REQUIRED TO FILL IN THE DATA BELOW:

    The Shareholder executing this Agreement is:

Name:

Address:

Number of Cignal Shares owned by him/her:

Number of Company Shares to be issued to him/her on the Closing Date:

    By signing this Agreement, the Shareholder agrees that the above data will be entered into the share register of the Company upon completion of the Shares Exchange.

                                                                       EXHIBIT A

                          TELECOMMUNICATIONS SERVICES

    For purposes of Section 5.1, CLEC services-traditional voice and data services, as well as any services based on IP technology, include, but are not limited to, the following:

1.  Traditional Services

    (i) Line Rental

    (ii) Local, national and international calls

   (iii) HFC telephone

    (iv) Centrex central PBX services

    (v) ATM connectivity

    (vi) Voice over ATM

   (vii) Local, national and international private leased lines

  (viii) SDH based data services

    (ix) InterLAN

    (x) ISDN 10/20/30

    (xi) The resale of mobile telephony as part of bundled fixed/mobile offers

   (xii) Local, national and International IRUs and rights of way

2.  Access-dependent IP-services:

    (i) Internet access and transit

    (ii) Secure Internet access/managed firewall

   (iii) Private IP and VPN LAN Interconnection

    (iv) VPN management

    (v) Videoconferencing

    (vi) Broadband teleworking and remote access

   (vii) IP-based voice (retail telephony)

3.  Access-Independent services:

    (i) Server and web site Hosting

    (ii) E-mail hosting

   (iii) Intranet hosting

    (iv) Application hosting

    (v) Dial-up Internet access

    (vi) Dial-up remote teleworking

   (vii) Unified Messaging

  (viii) IP telephony (retail and wholesale)

    (ix) Content delivery (including: hosting, caching, IP connectivity, and peering/transit)

    (x) Facilities management and collocation

    (xi) Server, router, and PABX resale and/or management

   (xii) Applications Service Provider (ASP) services (outsourced software, applications, storage

  (xiii) Web/professional services

       (a) Site design

       (b) E-mail hosting

       (c) IP address and domain name registration

       (d) General LAN/WAN/Web consultancy

   (xiv) E-commerce services

                                                                       EXHIBIT B

                               EUROPEAN COUNTRIES

    For purposes of Section 5.1, the following countries constitute Europe:

    Albania

    Andorra

    Austria

    Belarus

    Belgium

    Bosnia

    Bulgaria

    Croatia

    Czech Republic

    Denmark

    Estonia

    Finland

    France

    Germany

    Greece

    Hungary

    Ireland (including Northern Ireland)

    Israel

    Italy Switzerland

    Latvia

    Lithuania

    Luxembourg

    Malta

    Moldova

    Monaco

    Netherlands

    Norway

    Poland

    Portugal

    Romania

    Russia

    Slovak Republic

    Spain

    Sweden

    Turkey

    Ukraine

    United Kingdom

    Vatican City

    Yugoslavia

                                                                       EXHIBIT C

                             LOCAL COMPANY ENTITIES

1.  Priority Austria GmbH

2.  Priority France S.A.S.

3.  Priority Italy S.r.L.

4.  Priority Sweden A.B.

5.  Priority Norway A.S.

6.  Priority Hungary Kft

7.  Priority Belgium S.A.

8.  Priority Telecom Netherlands B.V. (license holder)

9.  Priority Germany GmbH

                                                                       EXHIBIT D

           RELATIONSHIP WITH UPC AND ITS AFFILIATES, INCLUDING CHELLO

1. UPC and its affiliates, including chello, will be preferred suppliers to the Company.

2. The Company will be the preferred supplier of products and services for UPC and its affiliates, including chello.

3.  All such relationships will be on a contractual, arms-length basis.

    (a) All goods and services will be provided through contracts with a service level agreement.

4.  The purchase and supply of goods and services will be at the lowest of:

    (a) Competitive market prices; or

    (b) Lowest rates to similar third parties.

5. The Company retains the right to purchase goods and services in the open market, should the goods and services of UPC and its affiliates, including chello, not meet agreed service levels or not be priced competitively relative to comparable goods and services available in the open market; provided however, that in the UPC Affiliate Areas, for a period of seven years, if the services are available and the agreed service level agreement is met, chello will be the sole provider to the Company of the Company branded IP connectivity services (including access and portal) for business customers with 50 or fewer employees.

6. Within the UPC Affiliate Area, chello will act as a wholesale provider of certain services to either the UPC cable company (residential and SOHO(1) market) or the Company (business customers). Notwithstanding the foregoing, legacy customers of chello will continue to remain with chello.

                                                                       EXHIBIT E

              FORM OF EXERCISE NOTICE OF UPC STOCK PURCHASE OPTION

[DATE]

United Pan-Europe Communications
P.O. Box 74763
1070 BT Amsterdam
The Netherlands

Dear Sirs:

    In accordance with Article 7.1 of the Shareholders Agreement, dated
            , 2000, between the Shareholders in Priority Telecom N.V. named therein, United Pan-Europe Communications N.V. and Priority Telecom N.V. (the "SHAREHOLDERS AGREEMENT"), the undersigned, as Shareholders Representative under the Shareholder Agreement and on behalf of all of the Shareholders (as defined in the Shareholders Agreement), hereby gives notice of the exercise of the UPC Stock Purchase Option (as defined in the Shareholders Agreement). Attached herewith are all of the shares in the Company and all of the options, unit options and warrant rights relating to shares in the Company owned by all of the Shareholders, or any owner who would be obligated to become a Shareholder upon exercise of their warrants, unit options or options.

Cordially,

------------------------

Name:

                                                                       EXHIBIT F

                  FORM OF REDEMPTION NOTICE UNDER ARTICLE 7.3

[DATE]

Shareholders Representative

[Address]

Dear Sirs:

    In accordance with Article 7.3 of the Shareholders Agreement, dated       ,
2000, between the Shareholders in Priority Telecom N.V. named therein, United Pan-Europe Communications N.V. and Priority Telecom N.V. (the "SHAREHOLDERS AGREEMENT"), you are hereby notified that:

/ / we are exercising our option to redeem the UPC Stock Purchase Option (as defined in the Shareholders Agreement) for such amount of cash equal to the Company Share Value (as defined in the Shareholders Agreement). The Company Share Value equals $ per UPC Stock Purchase Option.

/ /  we are exercising our option to purchase   shares in Priority Telecom N.V.
(the "COMPANY") and   options, unit options and warrants relating to the shares
in the Company for [such amount of cash or marketable securities equal to the Company Share Value]. [Insert description of consideration to be received.]

Cordially,

------------------------

United Pan-Europe Communications N.V.

                                                                       EXHIBIT G

                  FORM OF REDEMPTION NOTICE UNDER ARTICLE 7.8

[DATE]

Shareholders Representative

[Address]

Dear Sirs:

    In accordance with Article 7.8 of the Shareholders Agreement, dated
            , 2000, between the Shareholders in Priority Telecom N.V. named therein, United Pan-Europe Communications N.V. and Priority Telecom N.V. (the "SHAREHOLDERS AGREEMENT"), we hereby notify you that we have chosen to redeem shares of Priority Telecom N.V. undelivered pursuant to the UPC Stock Purchase Option, as defined in the Shareholders Agreement, for the consideration
of             .

Cordially,

------------------------

United Pan-Europe Communications N.V.

                                                                       EXHIBIT H

                             FORM OF NOTICE OF SALE

[DATE]

[Name of Shareholder]

[Address]

Dear Sirs:

    In accordance with Article 8.1 of the Shareholders Agreement dated
            , 2000 (the "SHAREHOLDERS AGREEMENT") between the Shareholders in Priority Telecom N.V. named therein, United Pan-Europe Communications N.V. and Priority Telecom N.V. (the "COMPANY"), we hereby notify you of our intention to
sell and transfer       , or   % of our Company Shares (as defined in the
Shareholders Agreement) to       . You have the right to simultaneously sell the
same percentage of your Company Shares for a consideration equal to the per
share consideration which we will receive, which is             per Company
Share. You also have the right to simultaneously sell the same percentage of your options, unit options and warrants relating to the Company Shares for the same per option right or per warrant consideration minus the applicable strike price.

Cordially,

------------------------

United Pan-European Communications

                                                                       EXHIBIT I

                          FORM OF SALE EXERCISE NOTICE

[DATE]

United Pan-Europe Communications
P.O. Box 74763
1070 BT Amsterdam
The Netherlands

Dear Sirs:

    In accordance with Article 8.1 of the Shareholders Agreement dated       ,
2000 between the Shareholders in Priority Telecom N.V. named therein (the "COMPANY"), United Pan-Europe Communications N.V. and Priority Telecom N.V. (the "SHAREHOLDERS AGREEMENT") the undersigned owner hereby irrevocably notifies you
of [his/her] wish to exercise our rights to sell   Company Shares (as defined in
the Shareholders Agreement) to       on the same terms and conditions, and for
the same per share consideration which UPC will receive for its Company Shares.
Attached hereto are the certificates representing   Company Shares.

    [The undersigned owner hereby irrevocably notifies you of the exercise of
his/her right to sell   [options/warrants] relating to the Company Shares for
the same per option right or per warrant consideration minus the applicable strike price.]

Cordially,

------------------------

Name:

                                                                       EXHIBIT J

                           FORM OF DEED OF ACCESSION

The undersigned,

name:

address:

    hereby declares to have purchased             ordinary shares in the Dutch
company Priority Telecom N.V. ("Priority") from                         (insert
name of transferor) (the "Selling Shareholder");

    hereby declares to United Pan-Europe Communications N.V. ("UPC") and Priority that he/she assumes all terms of the "Shareholders Agreement" by, among others, UPC and Priority as his or her own and that he/she is bound thereto as if he/she had originally been party thereto as a Shareholder.

    This deed shall be governed by Dutch law. The undersigned agrees that all disputes arising in connection with this deed shall to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

Date:

(Signature)

THIS DOCUMENT MUST BE MAILED TO:

       United Pan-Europe Communications N.V.
       Attention: Ms Gina van der Werf
       P.O. Box 74763
       1070 BT AMSTERDAM
       The Netherlands

                                                                       EXHIBIT K

                                SHARE OWNERSHIP

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
1141 Inc....................................................     75,000
555 Genesee/Beta Partners...................................     37,500
A.R.H. Business Partnership L.T.D...........................     37,500
Abbe-Berman Partners I......................................     12,500
Abco Fund Ltd...............................................    127,500
Alexander M. Wilson and Beverlee Wilson 1997 Trust..........     37,500
Allen, Alvin B..............................................    525,600
Allen, Douglas W............................................    372,300
Allen, Linda J..............................................     65,700
Allen, Matthew B............................................    438,000
American High Growth Equities Retirement Trust..............     50,000
American High Growth Equities Retirement Trust..............    100,000
Anes Family Trust...........................................    150,000
Anszelowicz Marcos..........................................     67,233
April L. Hollis and James M. Domesek, MD, as tenants in
  common....................................................     36,000
Arnett, M.D., Jan...........................................    149,600
ARS Revocable Family Trust U/A/D 8/11/97....................     75,000
Arthur Y. Liss Revocable Trust U/A dtd. 9/26/83.............     12,500
Asch, Donald R..............................................     30,000
Avanti Technology Inc.......................................     35,000
Babington, John M...........................................     35,000
Baker, James V..............................................    150,000
Banque Nationale de Paris (Switzerland) S.A.................  2,000,000
Banque SCS Alliance S.......................................    199,000
Barron, Bruce N. and Jacqueline A...........................     37,500
Bayle, Paul.................................................     18,750
Beck, Marcy Lowenstein......................................     18,750
Bein, Marvin................................................     75,000
Bennett, Paul E.............................................     11,250
Bennett, Paul E and Hedy M.S................................     22,500
Bernheim, Antoine...........................................     30,000
Bernstein, Edwin............................................      2,500
Berthoumleux, Robert........................................     60,000
Bick Family Trust dated 10/17/95............................     37,500
Bloom, Roslyn...............................................     11,000
Boland, E. Wayne............................................     75,000
Boonshoft, Oscar............................................    135,000
Borman, Iris................................................     18,750
Brad Peery Capital Inc......................................      5,900
Brad Peery Capital International............................     27,600
Brad Peery Capital Ventures, L.P............................     41,500
Brad Peery Capital, L.P.....................................     66,200
Bradley Resources Company...................................    210,000
Brady, C. Eugene............................................     45,000
Brown, Robert Bruce.........................................     37,500
Brown Brothers Harriman, New York...........................     37,000

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
Buntz, Mark Alan............................................     37,500
Bushansky, Stephen..........................................     37,500
Byer, Jeffrey and Mary Jean.................................     37,500
Cardwell, J.A...............................................     25,000
Carol Davis Living Trust dated 8/9/97.......................     20,000
Carpenter, Kathleen.........................................        500
Carter, Malissa.............................................      1,000
Charles, Margaret M.........................................     10,123
Chowdury, Shah N............................................     25,000
Ciment, Norman..............................................     80,000
CITCO GLOBAL CUSTODY NV-CASH................................    100,000
Condon, Garry P.............................................     18,750
Connoni, Stephen............................................     37,500
Constructor's West, Inc.....................................     30,000
Cook, Lawrence A............................................     45,000
Csiliag, Robert.............................................     50,000
Culang, Sheila..............................................     37,500
Dacey, J. Donald and Mary W.................................     32,500
Daniel, Alan S..............................................     12,500
Darier, Hentsch & Cle.......................................     30,000
Davis, Mitchel..............................................     20,000
Davis, Peter................................................     20,000
Dean Witter Custodian for the William E. McComb IRA A/C #663
  88093104..................................................     18,750
Delaware Charter Guarantee & Trust Co.......................     67,000
Delaware Charter Guarantee & Trust Co., C/F Barry W. Morgan,
  MD IRA....................................................     37,500
Delaware Charter Guarantee & Trust Co., C/F David S. Most
  IRA.......................................................     27,000
Delaware Charter Guarantee & Trust Co., C/F Harvey Dondero
  IRA.......................................................     18,750
Delaware Charter Guarantee & Trust Co., C/F John C. Martin
  IRA.......................................................     12,500
Delaware Charter Guarantee & Trust Co., C/F Lawrence Welsman
  IRA Rollover..............................................     37,500
Delaware Charter Guarantee & Trust Co., C/F Robert Rosner
  IRA.......................................................     34,600
Delaware Charter Guarantee & Trust Co., FBO Samuel J.
  Holtzman IRA..............................................    112,500
Dempsey, Wallace G..........................................     60,000
des Gachons, Gilles P.......................................    150,000
Dioguardi, William P........................................    100,000
Domino, Carl J..............................................    150,000
Donald Farley Inter-Vivos Trust.............................     10,000
Doyle, William J............................................     15,000
Draeger, Barry R............................................     30,000
E.H. Tepe Co. Inc...........................................     37,500
Edward Teeple, Jr. and Christine A. Edelman, as Joint
  Tenant....................................................     37,500
Egger & Co..................................................     35,000
Elkin, Richard..............................................     56,000
Farley, Donald F............................................     27,500
Farney, Bryan...............................................     18,750
Feldman, Laura..............................................     18,750
Fenske, Reiner..............................................     37,500
Fidulex Manager, Inc........................................     80,000
Finkle, S. Marcus...........................................     56,250
Fisch, Martin...............................................     12,500

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
Fischer, Charles............................................     35,000
Friedli, Peter..............................................     75,000
Frischling, Carl............................................     30,000
Frumin, Jeffrey.............................................      9,375
Frumin, Steven..............................................      9,375
Gamzu, S. Zelda.............................................     30,000
Gans, Walter G..............................................     37,500
Garfield Associates LLC.....................................    150,000
Garnick, Michael J..........................................    150,000
Gatschet, Lisa Susan........................................     50,000
Gault, Harold S.............................................     37,500
Gensec Corporation NV.......................................     75,000
George L. Black Trust.......................................     37,500
Gerzof Investment Limited Partnership I.....................    180,000
Gerzof Investment Limited Partnership II....................     90,000
Gestori Patrimoniali Associati SA...........................     75,000
GHI, Ltd....................................................     40,000
Gili Fishman and Barbara Tyrrell............................     26,250
Glockner, James.............................................     75,000
Goeljian, Samuel V..........................................     71,250
Goldman, Alan I.............................................     37,500
Goldman, Fred W.............................................     37,500
Grantham, R. Nathan and Linda L.............................     29,000
Greenbaum, Ronald M. and Rita C., as joint tenants..........     30,000
Grobman, Richard............................................     30,000
Gross, Donald...............................................     60,000
Gross Foundation, Inc.......................................    187,500
Grushkin, Allon Z...........................................     37,500
Gruverman, Irwin............................................     60,000
Gulfstream Asset Management Corp. Retirement Trust..........     37,500
Hafter, Robert..............................................     36,000
Hanson, Keith A.............................................     37,500
Hare & Co...................................................     75,000
Henningsson, Bragi..........................................     33,750
Henry S. & Constance A. Katzenstein Community Property Trust
  UAD 9/1/86................................................     75,000
Herschberger, Shelley.......................................      6,000
Heussner, George T..........................................     18,750
Hirsh, Norman...............................................     18,750
Hodas, Martin...............................................     75,000
Hoffman, Richard M..........................................     37,500
Holmes, James F.............................................     75,000
Horberg, Howard Todd........................................     40,000
Horner, Henry C.............................................     37,500
Hughes, Christopher A. and Eileen B.........................     22,500
Hurwitz, Robert and Connie, as tenants by the entireties....     15,000
Intergalactic Growth Fund Inc...............................     75,000
Isaacson, Neal..............................................    647,400
Isaacson, as Custodian for Adam M. Isaacson, u/Mass UTMA,
  Maris S...................................................      9,200
Isaacson, as Custodian for Eric S. Isaacson u/ Mass UTMA,
  Marie S...................................................      9,200

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
Isaacson, as Custodian for Sara F. Isaacson u/ Mass UTMA,
  Marie S...................................................      9,200
Isell, Andre................................................     75,000
Italian Jewelry Designs Inc.................................     37,500
Jamscor Inc.................................................    135,000
John S. Schwarz MD, PC Profit Sharing Plan & Trust, PC
  Profit Sharing and Trust..................................    112,500
Jones, W. Kentley...........................................    120,000
Joseph M. McNulty Trust.....................................     37,500
Joyce, Ltd..................................................     75,000
Kalka, Howard...............................................     30,000
Karp, Fred and Karen, as joint tenants......................     37,500
Karpoff, Marilyn............................................     37,500
Katz, Todd..................................................     37,500
Kaufman, Richard M and Madelyn B., as joint tenants.........     37,500
Kazickas, Joseph P..........................................     40,000
Kevin Kimberlin Partners, L.P...............................  1,125,000
Kimberly, William E.........................................     42,500
Kings Dental Group Profit Sharing Plan U/A/ 01/01/97 F.B.O.
  Leonard J. Zweifier D.D.S.................................     37,500
Klazmer, Myrna Okeon........................................      1,000
Klugman, Daniel and Miriam, as joint tenants................     37,500
Knight, Warren..............................................     25,000
Korman, Steve and Kathleen, as joint tenants................     37,500
Kramer, Garrett.............................................     22,500
Kravets, Howard B...........................................     50,000
Kroening, John C. and Sherri L., as joint tenants...........     36,500
Krouner, Richard M..........................................     18,750
Kunzweller, William.........................................     75,000
Lambda IV, LLC..............................................    150,000
Lamond, Frank...............................................     37,500
Land, Blaine S..............................................     10,000
Land, Gregory Lawrence......................................     10,000
Land, Joan..................................................     10,000
Land, Mark S................................................  1,550,000
Lang, Ken and Anita.........................................     18,750
Larry H. Tucker & Jane S. Tucker, JTWROS....................     75,000
Lebwohl, Mark...............................................     37,500
Lerner, Lawrence I..........................................     20,000
Leuenberger, Andreas F......................................     39,000
Leyrer, David T.............................................     37,500
Linhart, DDS, Jan...........................................     37,500
Lisa Bloom, Custodian for Max Bloom UGMA/IL.................      4,000
Liss, Arthur Y., TTEE U/A DTD 9/26/63.......................     25,000
Louis Aronson Part B Trust..................................     75,000
Lydon, Harris R.L...........................................     15,750
Macdonald, Claudia A........................................     37,500
Mallampati, Seshagiri Rao...................................     49,500
Mariani, Roger..............................................     37,500
Marilyn Hausman Successor Trust.............................     22,500
Mastrilli, Kenneth..........................................     37,500
Mathis L. Becker, M.D., P.A., Profit Sharing Plan...........     10,000

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
Mazza, David B..............................................    254,500
McComb, William E...........................................     37,500
Mendelson, Alan.............................................     59,600
Mercado, Hector R. and Belan A..............................     37,500
Milch, David M..............................................     75,000
Miller, Paul L..............................................     36,000
Moazez Family Limited Partnership...........................     75,000
Moellendick, Penny..........................................      5,000
Moellendick, Scott..........................................      2,000
Morgan, Alfred D............................................     25,000
Most, David S. and Shirley F................................     10,500
Mover, J/T/W/R/O/S, George Mover and Ruth...................    262,800
Mower, Morton...............................................     37,500
MSSS Family Partners, Ltd...................................     58,000
Nano-Cap Hyper Growth Partnership L.P.......................     75,000
Nash, Elizabeth Allen.......................................    262,800
Neko Enterprises Limited....................................     37,500
Nexus Group LLC.............................................    127,500
Nicolazzo, Richard E........................................     56,000
Nilsen, Ronald L. and Carolyn M., as joint tenants..........     25,000
Norman A. Pappas Trust dated 9/4/74.........................     37,500
Norrod, James D.............................................    100,000
Okeon, David................................................      1,000
Okeon, Mel..................................................    120,000
Okeon, Milton...............................................      1,000
Ollendorff, Stephen A.......................................     37,500
Oshkim Limited Partners, L.P................................  1,156,000
Osias, Marc B...............................................     36,000
Ott, Robert R...............................................    112,500
Pace Capital Inc............................................     25,000
Paul F. Glenn Foundation for Medical Research...............    127,500
Paul F. Glenn Revocable Trust...............................    127,500
Pennygrows Ltd..............................................      9,500
Perelman, Albert and Lorraine, JTWROS.......................     18,750
Periman, Abbe Lynn..........................................     14,350
Perlman, Andrew T...........................................  2,251,250
Perlman, Lesley A...........................................     14,700
Perlman, Robert S...........................................     14,700
Perrine, Gary R. and Rebecca C..............................    150,000
Petrus, Paul F..............................................     37,500
Pfrommer, John W............................................     36,000
Pintsov, Leon A.............................................     28,000
Pitts, John R...............................................     18,750
Pohrer, Cori S..............................................     31,000
Porcelain Partners, L.P.....................................    127,500
Progressive Ins. Agency Inc.................................     33,750
Prudential Securities C/F John C. Martin IRA Rollover.......     25,000
Reardon, Robert J...........................................     37,500
Rich, Rodney L. and Kristin O., JTWROS......................     75,000

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
Richey, Jr., Sheffield C....................................     25,000
Ringier AG..................................................    150,000
Robinson, Newton Y..........................................     37,500
Rockford Income Partnership.................................     37,500
Rolls, Elizabeth A..........................................     37,500
Ronald L. Nilsen & Carolyn M. Nilsen JTWROS.................      8,500
Ronald S. Sheldon, as Trustee, or his successors in trust,
  of the Ronald S. Sheldon Trust, dated November 9, 1998....     37,500
Rosenberg, David............................................     30,000
Rubin, Michael..............................................     37,500
Saiia, Joseph A.............................................     56,250
Sally S. Levy Marital Trust U/W John Levy 6/17/87...........     33,750
Salm, Alex and Caryn........................................     22,500
Samual J. Holtzman Trust....................................    100,000
SANPAOLO BANK S.A...........................................     30,000
Saperstein, Paul E..........................................     37,500
Sauer, Harry and Judy, as joint tenants.....................     37,500
Schloo, Dietmer.............................................     30,000
Schwimer, Alfred and Cheryl M., as joint tenants............     18,750
Shapiro, Edward.............................................     76,500
Sharomart Limited Partners, L.P.............................     17,000
Shuman, Dr. Alan M. and Jody, as joint tenants..............     37,500
Sigma Services Corp.........................................     37,500
Slater, Bertram H...........................................     33,750
Solomos, Stacy..............................................     37,500
Spencer Trask Securities, Inc...............................    184,500
Spitzman, David and Mary D., as joint tenants...............     33,750
State Street Bank and Trust Co, TTEEAIG Trading Group Inc.
  Deferred Compensation Plan FBO Henry Volquardsen..........     22,500
Stephen Kelly Warren Trust "A"..............................     37,500
Swedroe Family Limited Partnership..........................     52,500
Tanner, Christy.............................................      1,000
The Rayer Investment Company, LP............................     18,750
The William K. Warren Foundation............................    150,000
Tucker Anthony, Inc. C/F Richard W. Greene IRA DTD
  11/08/99..................................................     37,500
UBS AG, Zurich..............................................    240,000
Venturetec, Inc.............................................  6,000,000
Verstraeten, Thierry........................................     18,750
Viatel, Inc.................................................  1,000,000
Vito Stamato Family Ltd. Pshp...............................     18,750
Ward, David A...............................................    150,000
Warner, Larry and Rebecca S., as joint tenants..............     35,000
Werlinich, Greg.............................................    105,000
Westermann, Alexis..........................................     60,000
Wierner Charitable Remainder Unitrust.......................     37,500
Wilensky, M.D., Allan S.....................................     37,500
William K. Warren, Jr. Trust A..............................     25,000
William M. Van Cleve Trust dated 6/19/95....................     17,500
Williams K. Warren, Jr. Trust A.............................     50,000

                                                              NUMBER OF
NAME OF SHAREHOLDERS                                           SHARES
--------------------                                          ---------
Williams M. Van Cleve Trust dated 6/19/95...................     35,000
Wilmer Stoudt & Helen Stoudt, JTWROS........................      4,000
Wolfe, Emily Allen..........................................    262,800
Wolfe, J. Michael...........................................     75,000
Womack, Betty...............................................      2,000
Wong, Barbara Schepps and Richard, tenants in common........     18,750
Wood Asset Management, LTD..................................     37,500
Yordy, Harold and Phyllis, tenants in common................     31,250
Yordy, Michael and Jennifer, as joint tenants...............      6,250
Zeiman, Marvin..............................................     15,000
Zeiman TIC, Martin and Robert...............................     60,000
Zizzamia, J/T/W/R/O/S, Patricia K. Zizzamia and Mark H......     37,500
Zucker, Robert D............................................     22,500

                                                                       EXHIBIT L

          DEFINITION OF "ACCREDITED INVESTOR" PURSUANT TO REGULATION D

    ACCREDITED INVESTOR. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time the sale of the securities to that person:

(1) Any bank as defined in Section 3(a) (2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

               LIST OF SIGNATORIES TO THE SHAREHOLDER'S AGREEMENT

NAME OF SHAREHOLDERS
--------------------
1141 Inc.
555 Genesee/Beta Partners
A.R.H. Business Partnership L.T.D.
Abbe-Berman Partners I
Abco Fund Ltd.
Alexander M. Wilson and Beverlee Wilson 1997 Trust
Allen, Alvin B.
Allen, Douglas W.
Allen, Linda J.
Allen, Matthew B.
American High Growth Equities Retirement Trust
American High Growth Equities Retirement Trust
Anes Family Trust
Anszelowicz Marcos
April L. Hollis and James M. Domesek, MD, as tenants in
  common
Arnett, M.D., Jan
ARS Revocable Family Trust U/A/D 8/11/97
Arthur Y. Liss Revocable Trust U/A dtd. 9/26/83
Asch, Donald R.
Avanti Technology Inc.
Babington, John M.
Baker, James V.
Banque Nationale de Paris (Switzerland) S.A.
Banque SCS Alliance S.
Barron, Bruce N. and Jacqueline A
Bayle, Paul
Beck, Marcy Lowenstein
Bein, Marvin
Bennett, Paul E.
Bennett, Paul E and Hedy M.S.
Bernheim, Antoine
Bernstein, Edwin
Berthoumleux, Robert
Bick Family Trust dated 10/17/95
Bloom, Roslyn
Boland, E. Wayne
Boonshoft, Oscar
Borman, Iris
Brad Peery Capital Inc.
Brad Peery Capital International
Brad Peery Capital Ventures, L.P.
Brad Peery Capital, L.P.
Bradley Resources Company
Brady, C. Eugene
Brown, Robert Bruce
Brown Brothers Harriman, New York
Buntz, Mark Alan

NAME OF SHAREHOLDERS
--------------------
Bushansky, Stephen
Byer, Jeffrey and Mary Jean
Cardwell, J.A.
Carol Davis Living Trust dated 8/9/97
Carpenter, Kathleen
Carter, Malissa
Charles, Margaret M.
Chowdury, Shah N.
Ciment, Norman
CITCO GLOBAL CUSTODY NV-CASH
Condon, Garry P.
Connoni, Stephen
Constructor's West, Inc.
Cook, Lawrence A.
Csiliag, Robert
Culang, Sheila
Dacey, J. Donald and Mary W.
Daniel, Alan S.
Darier, Hentsch & Cle
Davis, Mitchel
Davis, Peter
Dean Witter Custodian for the William E. McComb IRA A/C #663
  88093104
Delaware Charter Guarantee & Trust Co.
Delaware Charter Guarantee & Trust Co., C/F Barry W. Morgan,
  MD IRA
Delaware Charter Guarantee & Trust Co., C/F David S. Most
  IRA
Delaware Charter Guarantee & Trust Co., C/F Harvey Dondero
  IRA
Delaware Charter Guarantee & Trust Co., C/F John C. Martin
  IRA
Delaware Charter Guarantee & Trust Co., C/F Lawrence Welsman
  IRA Rollover
Delaware Charter Guarantee & Trust Co., C/F Robert Rosner
  IRA
Delaware Charter Guarantee & Trust Co., FBO Samuel J.
  Holtzman IRA
Dempsey, Wallace G.
des Gachons, Gilles P.
Dioguardi, William P.
Domino, Carl J.
Donald Farley Inter-Vivos Trust
Doyle, William J.
E.H. Tepe Co. Inc.
Edward Teeple, Jr. and Christine A. Edelman, as Joint Tenant
Egger & Co.
Elkin, Richard
Farley, Donald F.
Farney, Bryan
Feldman, Laura
Fenske, Reiner
Fidulex Manager, Inc.
Fisch, Martin
Fischer, Charles
Friedli, Peter
Frischling, Carl

NAME OF SHAREHOLDERS
--------------------
Frumin, Jeffrey
Frumin, Steven
Gamzu, S. Zelda
Gans, Walter G.
Garfield Associates LLC
Garnick, Michael J.
Gatschet, Lisa Susan
Gault, Harold S.
Gensec Corporation NV
George L. Black Trust
Gestori Patrimoniali Associati SA
GHI, Ltd.
Gili Fishman and Barbara Tyrrell
Glockner, James
Goeljian, Samuel V.
Goldman, Alan I.
Goldman, Fred W.
Grantham, R. Nathan and Linda L.
Greenbaum, Ronald M. and Rita C., as joint tenants
Grobman, Richard
Gross, Donald
Gross Foundation, Inc.
Grushkin, Allon Z.
Gruverman, Irwin
Gulfstream Asset Management Corp. Retirement Trust
Hafter, Robert
Hanson, Keith A.
Hare & Co.
Henningsson, Bragi
Henry S. & Constance A. Katzenstein Community Property Trust
  UAD 9/1/86
Herschberger, Shelley
Heussner, George T.
Hirsh, Norman
Hodas, Martin
Hoffman, Richard M.
Holmes, James F.
Horberg, Howard Todd
Hughes, Christopher A. and Eileen B.
Hurwitz, Robert and Connie, as tenants by the entireties
Intergalactic Growth Fund Inc.
Isaacson, Neal
Isaacson, as Custodian for Adam M. Isaacson, u/Mass UTMA,
  Maris S.
Isaacson, as Custodian for Eric S. Isaacson u/ Mass UTMA,
  Marie S.
Isaacson, as Custodian for Sara F. Isaacson u/ Mass UTMA,
  Marie S.
Isell, Andre
Italian Jewelry Designs Inc.
Jamscor Inc.
John S. Schwarz MD, PC Profit Sharing Plan & Trust, PC
  Profit Sharing and Trust
Jones, W. Kentley
Joseph M. McNulty Trust

NAME OF SHAREHOLDERS
--------------------
Joyce, Ltd.
Kalka, Howard
Karp, Fred and Karen, as joint tenants
Karpoff, Marilyn
Katz, Todd
Kaufman, Richard M and Madelyn B., as joint tenants
Kazickas, Joseph P.
Kevin Kimberlin Partners, L.P.
Kimberly, William E.
Kings Dental Group Profit Sharing Plan U/A/ 01/01/97 F.B.O.
  Leonard J. Zweifier
D.D.S.
Klazmer, Myrna Okeon
Klugman, Daniel and Miriam, as joint tenants
Knight, Warren
Korman, Steve and Kathleen, as joint tenants
Kramer, Garrett
Kravets, Howard B.
Kroening, John C. and Sherri L., as joint tenants
Krouner, Richard M.
Lambda IV, LLC
Lamond, Frank
Land, Blaine S.
Land, Gregory Lawrence
Land, Joan
Land, Mark S
Lang, Ken and Anita
Larry H. Tucker & Jane S. Tucker, JTWROS
Lebwohl, Mark
Lerner, Lawrence I.
Leuenberger, Andreas F.
Leyrer, David T.
Linhart, DDS, Jan
Lisa Bloom, Custodian for Max Bloom UGMA/IL
Liss, Arthur Y., TTEE U/A DTD 9/26/63
Louis Aronson Part B Trust
Lydon, Harris R.L.
Macdonald, Claudia A.
Mallampati, Seshagiri Rao
Mariani, Roger
Marilyn Hausman Successor Trust
Mastrilli, Kenneth
Mathis L. Becker, M.D., P.A., Profit Sharing Plan
Mazza, David B.
McComb, William E.
Mendelson, Alan
Mercado, Hector R. and Belan A.
Milch, David M.
Miller, Paul L.
Moazez Family Limited Partnership
Moellendick, Penny

NAME OF SHAREHOLDERS
--------------------
Moellendick, Scott
Morgan, Alfred D.
Most, David S. and Shirley F.
Mover, J/T/W/R/O/S, George Mover and Ruth
Mower, Morton
MSSS Family Partners, Ltd.
Nano-Cap Hyper Growth Partnership L.P.
Nash, Elizabeth Allen
Neko Enterprises Limited
Nexus Group LLC
Nicolazzo, Richard E.
Nilsen, Ronald L. and Carolyn M., as joint tenants
Norman A. Pappas Trust dated 9/4/74
Norrod, James D.
Okeon, David
Okeon, Mel
Okeon, Milton
Ollendorff, Stephen A.
Oshkim Limited Partners, L.P.
Osias, Marc B.
Ott, Robert R.
Pace Capital Inc.
Paul F. Glenn Foundation for Medical Research
Paul F. Glenn Revocable Trust
Pennygrows Ltd.
Perelman, Albert and Lorraine, JTWROS
Periman, Abbe Lynn
Perlman, Andrew T.
Perlman, Lesley A.
Perlman, Robert S.
Perrine, Gary R. and Rebecca C.
Petrus, Paul F.
Pfrommer, John W.
Pintsov, Leon A.
Pitts, John R.
Pohrer, Cori S.
Porcelain Partners, L.P.
Progressive Ins. Agency Inc.
Prudential Securities C/F John C. Martin IRA Rollover
Rich, Rodney L. and Kristin O., JTWROS
Richey, Jr., Sheffield C.
Ringier AG
Robinson, Newton Y.
Rockford Income Partnership
Rolls, Elizabeth A.
Ronald L. Nilsen & Carolyn M. Nilsen JTWROS
Ronald S. Sheldon, as Trustee, or his successors in trust,
  of the Ronald S.
Sheldon Trust, dated November 9, 1998
Rosenberg, David
Rubin, Michael

NAME OF SHAREHOLDERS
--------------------
Saiia, Joseph A.
Sally S. Levy Marital Trust U/W John Levy 6/17/87
Salm, Alex and Caryn
Samual J. Holtzman Trust
SANPAOLO BANK S.A.
Saperstein, Paul E.
Sauer, Harry and Judy, as joint tenants
Schloo, Dietmer
Schwimer, Alfred and Cheryl M., as joint tenants
Shapiro, Edward
Sharomart Limited Partners, L.P.
Shuman, Dr. Alan M. and Jody, as joint tenants
Sigma Services Corp.
Slater, Bertram H.
Solomos, Stacy
Spencer Trask Securities, Inc.
Spitzman, David and Mary D., as joint tenants
State Street Bank and Trust Co, TTEEAIG Trading Group Inc.
  Deferred
Compensation Plan FBO Henry Volquardsen
Stephen Kelly Warren Trust "A"
Swedroe Family Limited Partnership
Tanner, Christy
The Rayer Investment Company, LP
The William K. Warren Foundation
Tucker Anthony, Inc. C/F Richard W. Greene IRA DTD 11/08/99
UBS AG, Zurich
Venturetec, Inc.
Verstraeten, Thierry
Viatel, Inc.
Vito Stamato Family Ltd. Pshp.
Ward, David A.
Warner, Larry and Rebecca S., as joint tenants
Werlinich, Greg
Westermann, Alexis
Wierner Charitable Remainder Unitrust
Wilensky, M.D., Allan S.
William K. Warren, Jr. Trust A.
William M. Van Cleve Trust dated 6/19/95
Williams K. Warren, Jr. Trust A.
Williams M. Van Cleve Trust dated 6/19/95
Wilmer Stoudt & Helen Stoudt, JTWROS
Wolfe, Emily Allen
Wolfe, J. Michael
Womack, Betty
Wong, Barbara Schepps and Richard, tenants in common
Wood Asset Management, LTD

NAME OF SHAREHOLDERS
--------------------
Yordy, Harold and Phyllis, tenants in common
Yordy, Michael and Jennifer, as joint tenants
Zeiman, Marvin
Zeiman TIC, Martin and Robert
Zizzamia, J/T/W/R/O/S, Patricia K. Zizzamia and Mark H.
Zucker, Robert D.

------------------------

1   Profit and non-profit entities with five or less employees

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